UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

NEW YORK REIT LIQUIDATING LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36416	83-2426528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Liberty Square
Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 570-4750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

WWP Holdings LLC Agreement

On September 17, 2025, ARC NYWWPJV001, LLC (“ARC”), a subsidiary of New York REIT Liquidating LLC (“NYRT”), and WWP JV LLC (“WWP JV”) entered into a Fourth Amended and Restated Limited Liability Company Agreement of WWP Holdings, LLC (“WWP Holdings”) (the “LLC Agreement”). Changes to the previous agreement include:

•
ARC will transfer a 0.2% interest at par in WWP Holdings to WWP JV, following which ARC will hold a 49.9% interest and WWP JV will hold a 50.1% interest. While WWP JV will act as Managing Member of WWP Holdings, ARC’s consent is required for specified fundamental decisions.
•
The initial aggregate capital of WWP Holdings is $51,000,000. ARC has the option, but not the obligation, to fund any additional capital needs. All capital, including future capital contributed by ARC and WWP JV, is pari passu.
•
WWP JV, as Managing Member, may permit contributions of preferred equity or loans so long as (1) ARC’s share of the initial aggregate capital of WWP Holdings is treated pari passu relative to the share of WWP JV, and (2) a subordination fee of 1.5% per annum compounded annually of the amount of ARC’s initial capital is paid quarterly to ARC in the event that ARC’s initial capital is subordinated to new preferred equity or loans provided by parties other than WWP JV and its affiliates.
•
ARC’s right to transfer its interest is subject to a right of first offer in favor of WWP JV. WWP JV’s ability to transfer its interest is subject to ARC’s consent, other than transfers in connection with the admission of additional members as permitted by the terms of the LLC Agreement. ARC has tag-along rights with respect to a sale of any direct or indirect interests by WWP JV other than to specified permitted transferees.
•
WWP JV has the right to call 100% of ARC’s interest for a price equal to ARC’s total capital plus a specified return compounded annually.
•
ARC has the right to put its interest to WWP JV at any time commencing on the fifth anniversary of the date of the LLC Agreement and ending 90 days thereafter. The Put Price is ARC’s capital at the date of the LLC Agreement plus a specified return compounded annually.

The foregoing is a summary of certain terms of the LLC Agreement and does not purport to be a complete description.

Item 8.01 Other Events.

On September 17, 2025, NYRT and ARC entered into a Settlement Agreement (the “Settlement Agreement”) with WWP JV to resolve the previously disclosed actions filed in the Delaware Court of Chancery and the Supreme Court of New York, Commercial Division (the “Pending Actions”), as well as any appeals or motions pending in the Supreme Court of New York, Appellate Division, First Department, related to the Third Amended and Restated Limited Liability Company Agreement of WWP Holdings.

Under the terms of the Settlement Agreement, ARC, NYRT, and WWP JV have agreed to dismiss the Pending Actions, including any pending appeals or motions, with prejudice within one business day of the execution of the Settlement Agreement and the LLC Agreement. Upon the dismissal of the Pending Actions, NYRT shall be under no obligation to maintain or contribute funds that NYRT has set aside in connection with WWP JV’s initial investment in WWP Holdings, nor shall NYRT be subject to any limitation, including, but not limited to, any temporary restraining orders, with respect to the disposition of any such funds, and NYRT may, in its discretion, and without limitation, distribute such funds to its unitholders or use them to pay expenses or for any other purpose. In addition, upon the dismissal of the Pending Actions, WWP JV, as Administrative Member of WWP Holdings, shall cause WWP Holdings to distribute approximately $6,750,000 pro rata to WWP JV and ARC in accordance with their respective percentage interests in WWP Holdings, such that ARC receives $3,393,280.25, which includes payment for the 0.2% interest to be transferred by ARC. The Settlement Agreement contains no admission of liability by NYRT or ARC.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK REIT LIQUIDATING LLC

Date:	September 23, 2025	By:	/s/ John A. Garilli
John A. Garilli Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)